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                                                                   EXHIBIT 11


Registrant's Primary and Fully Diluted Earnings Per Common and Common Equivalent Share (In millions except per share amounts)

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

                                                           For the Years Ended
                                                     --------------------------------
                                                     Oct. 31,    Oct. 31,     Oct. 31,
                                                       1997        1996         1995
                                                     --------    --------     --------
Primary earnings per share

Net earnings                                           $3,119      $2,586      $2,433
                                                     --------    --------    --------

Number of shares on which primary earnings per share is based:

Weighted average common shares outstanding during
  the period                                          1,026.5     1,019.0     1,022.5

Weighted average common share equivalents:
 Stock options                                           30.0        32.9        29.7
 Convertible zero-coupon notes due 2017                   0.4          --          --
                                                     --------    --------    --------
Number of shares and equivalents on which primary
 earnings per share is based                          1,056.9     1,051.9     1,052.2
                                                     --------    --------    --------
Primary earnings per share                              $2.95       $2.46       $2.31
                                                     ========    ========    ========


Fully diluted earnings per share

Net earnings                                           $3,119      $2,586      $2,433
                                                     --------    --------    --------

Number of shares on which fully diluted earnings per share is based:

Weighted average common shares outstanding during
  the period                                          1,026.5     1,019.0     1,022.5

Weighted average common share equivalents:
 Stock options                                           31.1        33.7        31.5
 Convertible zero-coupon notes due 2017                   0.4          --          --
                                                     --------    --------    --------
Number of shares and equivalents on which fully
 diluted earnings per share is based                  1,058.0     1,052.7     1,054.0
                                                     --------    --------    --------
Fully diluted earnings per share                        $2.95       $2.46       $2.31
                                                     ========    ========    ========

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